 PROLOR BIOTECH initiates PIVOTAL phase III trial of ITS Longer-Acting Version of human growth hormone

Nes-Ziona, Israel– June 4, 2013 – PROLOR Biotech, Inc. (NYSE Mkt: PBTH), a company developing next-generation biobetter therapeutic proteins, today announced the initiation of a pivotal Phase III clinical trial of hGH-CTP, the company’s proprietary version of human growth hormone (hGH), in growth hormone deficient adults.

PROLOR is developing hGH-CTP to provide growth hormone deficient adults and children with hGH therapy that may require only once-weekly or bi-monthly injections, rather than the daily injections required by current hGH therapy. The initiation of the Phase III clinical trial follows a set of successful Phase II trials showing that hGH-CTP has the potential to be effective when injected once weekly. In these studies, hGH-CTP was shown to be well tolerated and safe, and it met all clinical endpoints.

The hGH-CTP Phase III trial is a randomized, placebo-controlled study to evaluate the efficacy and safety of hGH-CTP injected weekly in adults with growth hormone deficiency. The primary endpoint is defined as the change in truncal fat mass from baseline to six months after initiation of treatment. The trial is being conducted at clinical centers in the U.S., Europe and Israel.

Following regulatory review of the hGH-CTP Phase II data, PROLOR obtained clearance to use a pivotal Phase III trial design that includes a six-month assessment of efficacy and safety, followed by a subsequent six-month period of safety assessment. PROLOR’s previous estimate and guidance had noted that a12-month period of subsequent safety assessment might be required. This reduction of six months in the length of the required safety assessment and resulting reduction in the overall trial duration may enable PROLOR to submit an application for hGH-CTP marketing approval sooner than previously anticipated, subject to successful completion of the Phase III trial.

In the U.S., the Food and Drug Administration (FDA) has confirmed that the regulatory pathway for hGH-CTP is via a Biologics License Application (BLA), which would be submitted after the successful completion of the Phase III trial. The BLA pathway provides the manufacturer with 12 years of data exclusivity in the U.S., starting at the time of FDA approval.

“In all studies to date, hGH-CTP has demonstrated excellent safety and the potential for once-weekly administration,” said Abraham Havron, Ph.D., CEO of PROLOR. “We are delighted now to initiate our pivotal Phase lll trial designed to provide the definitive data needed to apply for marketing approval in the U.S. and Europe.”

Dr. Havron continued, “We are encouraged by our receipt of regulatory clearance to use a six-month safety tracking period in the trial, instead of our anticipated 12 months. This could potentially enable us to accelerate the timeline for filing for marketing approval and may allow PROLOR to launch hGH-CTP sooner than originally anticipated. In addition, we are pleased with the FDA’s confirmation of the BLA submission pathway for hGH-CTP, which provides for 12 years of data exclusivity in the U.S., effectively adding another layer of potential protection from generic and biosimilar competition.”

Update on Status of PROLOR Merger with OPKO Health

Separately, PROLOR today announced the expiration of the 40-day “go-shop” period pursuant to the terms of its definitive merger agreement with OPKO Health, Inc. (NYSE: OPK). On April 24, 2013, OPKO Health and PROLOR Biotech announced that the companies had signed a definitive merger agreement under which OPKO will acquire PROLOR in an all-stock transaction. Under the terms of the agreement, which has been approved by the boards of directors of both companies, holders of PROLOR common stock will receive 0.9951 shares of OPKO common stock for each share of PROLOR stock. Under the terms of the agreement, PROLOR and its representatives had the right to solicit, encourage, facilitate and engage in discussions and negotiations with third parties with respect to competing proposals until 11:59 p.m. EDT, on June 2, 2013. PROLOR did not receive any competing proposals during the “go-shop” period. PROLOR and OPKO expect the transaction to be completed during the second half of 2013. Closing of the transaction is subject to certain conditions, including the approval of the merger agreement by PROLOR’s stockholders, approval of the issuance of the share consideration by OPKO’s stockholders, the receipt of antitrust approval and other customary closing conditions.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between PROLOR and OPKO, OPKO will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of OPKO and PROLOR and a prospectus of OPKO. Stockholders of OPKO and PROLOR are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Stockholders of OPKO and PROLOR will be able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about PROLOR and OPKO, without charge, at the SEC’s website (www.sec.gov). Stockholders of OPKO and PROLOR may also obtain copies of all documents filed with the SEC, without charge, by directing a request to Shachar Shlosberger, PROLOR Biotech, Inc., 7 Golda Meir Street, Weizmann Science Park, Nes-Ziona, Israel 74140, telephone (+972) 8-930-0051, or Steven D. Rubin or Juan F. Rodriguez, OPKO Health, Inc., 4400 Biscayne Blvd., Miami, Florida, telephone (305) 575-4100.

Investors may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). They may also obtain these documents, free of charge, from OPKO’s website (www.opko.com) or from PROLOR’s website (www.prolor-biotech.com).

Participants in the Merger Solicitation

PROLOR, OPKO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of PROLOR and OPKO in connection with the proposed transaction. Information about PROLOR’s directors and executive officers is set forth in its proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to PROLOR’s Investor Relations page on its corporate website at www.prolor-biotech.com. Information about OPKO’s directors and executive officers is set forth in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on April 29, 2013. These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to OPKO’s Investor Relations page on its corporate website at www.opko.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the joint proxy statement/prospectus.

ABOUT PROLOR

PROLOR Biotech, Inc. is a clinical stage biopharmaceutical company applying unique technologies, including patented CTP technology and its long-acting reversible-pegylation technology, primarily to develop longer-acting proprietary versions of already approved therapeutic proteins that currently generate billions of dollars in annual global sales. The CTP technology is applicable to virtually all proteins. PROLOR is developing a long-acting version of human growth hormone, which is currently being assessed in a Phase III pivotal trial. It also is developing long-acting versions of Factor VIIa and Factor IX for hemophilia and a GLP-1/Glucagon dual receptor agonist peptide for diabetes and obesity, all of which are in preclinical development. For more information, visit www.prolor-biotech.com.

Safe Harbor Statement: This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “would”, “intends,” “estimates,” “suggests,” “has the potential to” and other words of similar meaning, including statements regarding the results of current clinical studies and preclinical experiments and the effectiveness of PROLOR’s long-acting protein programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect PROLOR’s business and prospects, including uncertainties as to the timing of the merger, the risk that the merger not be consummated for a number of reasons, the possibility that various closing conditions for the merger may not be satisfied or waived, including the receipt of the required approvals by OPKO’s and PROLOR’s stockholders and the prohibition, delay or refusal of a governmental authority to grant approval for the consummation of the merger, the risks that PROLOR may not succeed in generating any revenues or developing any commercial products, including any long-acting versions of human growth hormone, erythropoietin, interferon beta, GLP-1 and other products; that the long-acting products in development may fail, may not achieve the expected results or effectiveness and/or may not generate data that would support the approval or marketing of these products for the indications being studied or for other indications; that ongoing studies may not continue to show substantial or any activity; that the actual dollar amount of any grants from Israel’s Office of the Chief Scientist is uncertain and is subject to policy changes of the Israeli government, and that such grants may be insufficient to assist with product development; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. The results of clinical trials in humans may produce results that differ significantly from the results of clinical and other trials in animals. The results of early-stage trials may differ significantly from the results of more developed, later-stage trials. The development of any products using the CTP platform technology could also be affected by a number of other factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses and decision making, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing and the impact of patents and other proprietary rights held by competitors and other third parties. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in PROLOR’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

PROLOR CONTACT:	MEDIA CONTACT:
Shai Novik, President	Barbara Lindheim
PROLOR Biotech, Inc.	BLL Partners, LLC
Tel: +1 866 644-7811	+1 212 584-2276
Email: shai@prolor-biotech.com	blindheim@bllbiopartners.com